Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. § 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned President and Chief Executive Officer and Chief Financial Officer of the Company certifies that, to his knowledge:

1)	the Company’s Quarterly Report on Form 10-QSB for the quarter ended March 25, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2)	the information contained in the Company’s Quarterly Report on Form 10-QSB for the quarter ended March 25, 2006 fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Carl H. Guild, Jr.	/s/ Michael P. Malone
Carl H. Guild, Jr.	Michael P. Malone
President & Chief Executive Officer	Treasurer and Chief Financial Officer

Date: May 8, 2006	Date: May 8, 2006